                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   SLI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    SLI, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 2001

To the Shareholders of SLI, Inc.:

         The Annual Meeting of Shareholders of SLI, Inc. (the "Company") will be held at Four Points Sheraton Hotel, 1125 Boston-Providence Turnpike, Norwood, Massachusetts 02062 on June 5, 2001, at 11:00 a.m. (the "Meeting") for the following purposes:

         1. To elect six directors to hold office until the 2002 Annual Meeting of Shareholders and until their successors have been elected and qualified;

         2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record as of the close of business on April 20, 2001, will be entitled to vote at the Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this notice.

                                    By Order of the Board of Directors,


                                    /s/ Richard F. Parenti
                                    Richard F. Parenti
                                    Secretary

May 4, 2001

         THE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE ENCLOSED PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                                    SLI, INC.
                               500 CHAPMAN STREET
                           CANTON, MASSACHUSETTS 02021

                                 PROXY STATEMENT

         Introduction. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SLI, Inc. (the "Company"), of proxies for use at the Annual Meeting of Shareholders to be held at Four Points Sheraton Hotel, 1125 Boston-Providence Turnpike, Norwood, Massachusetts 02062, on June 5, 2001, at 11:00 a.m., or any adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed Annual Report to Shareholders for the Company's fiscal year ended December 31, 2000 are being mailed to shareholders on or about May 4, 2001

         Solicitation. The entire cost of preparing, assembling, and mailing this proxy material will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing certain beneficial owners of shares for their reasonable expenses in sending proxy material to and obtaining proxies from such beneficial owners.

         Revocation. A proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person, or by returning a later dated proxy in the form enclosed.

         Quorum and Voting. Shareholders of record as of the close of business on April 20, 2001 will be entitled to vote at the Meeting. As of such record date, there were issued and outstanding and entitled to vote 34,727,206 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

         Tabulation of Votes. Election of each director nominee will be by the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting. The Company will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting.

         If the enclosed proxy is properly executed and returned prior to or at the Meeting, and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting as specified in the proxy by the persons designated therein. If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted "FOR" the election of the nominees as directors, and in accordance with the judgment of the person or persons voting such proxies with respect to such other matters, if any, as may properly come before the Meeting.

         The Board of Directors does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of six members. It is proposed that the shareholders re-elect the present six directors, each of whom is a nominee: Frank M. Ward, Andy Smith, Donald S. Dewsnap, Frederick B. Howard, Richard E. Ingram and M. Barrington Hare. The term of each director elected will be until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. It is intended that the proxies will be voted for the nominees listed above and cannot be voted for more than six nominees. Each nominee is at present available for election, but if any nominee should become unavailable, the persons voting the accompanying proxy may, at their discretion, vote for a substitute.

         Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of these six nominees to be directors of the Company until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting by proxy is required for the election of these nominees as directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE
NOMINEES.

                         INFORMATION REGARDING DIRECTORS

                                      Year First
                                        Became                    Positions and Offices
Name                         Age       Director                     with the Company
-----------------------------------------------------------------------------------------------

Frank M. Ward(a)             57          1992         President, Chief Executive Officer and
                                                         Chairman of the Board
M. Barrington Hare           62          1998         President, SLI Miniature Lighting, Europe
                                                         and Director
Andy Smith                   53          1999         Vice-President - Fixtures, SLI Europe and
                                                         Director
Donald S. Dewsnap(b)         66          1995         Director
Frederick B. Howard          65          1998         Director
Richard E. Ingram(b)         59          1996         Director

---------------
(a)      Member of the Special Option Committee.
(b) Member of the Compensation Committee, Audit Committee and Stock Option Committee.

BACKGROUND OF DIRECTORS

         FRANK M. WARD has served as President and Chief Executive Officer and Director of the Company and its predecessor, Xenell Corporation, since 1985. Mr. Ward received a Bachelor of Science degree in Electrical Engineering from Northeastern University and has completed post graduate studies in physics and metallurgy.

         M. BARRINGTON HARE is President of SLI Miniature Lighting-Europe, a division formed by the amalgamation of Alba (Germany), Socop (France) and VCH (United Kingdom), subsidiaries of the Company. Mr. Hare was a Director and Chief Executive Officer of VCH at the date of acquisition, having headed the management buy-out of the USA and UK lamp interests of General Instrument Corporation in

1987. Prior to that date he served for 13 years as General Manager and Vice President of the General Instrument Lamp Division responsible for the USA and UK businesses. Prior thereto he was involved in various financial roles in diverse businesses both in Germany and the UK. Mr. Hare is a Fellow of the UK Association of Certified Accountants and a past member of the Institute of Taxation.

         ANDY SMITH is Vice-President-Fixtures, SLI Europe. Mr. Smith has been in the lighting business in excess of 30 years. He joined Sylvania Lighting International B.V. ("SLI, B.V.") in 1994 and has held various positions with the company. In July 2000, he was appointed Vice-President-Fixtures, SLI Europe. He is responsible for the Company's European operations. Before joining SLI, B.V., he was Managing Director of Marlin Lighting for five years and prior thereto served as managing director for several engineering companies in the United Kingdom. He received a diploma in management studies from the London Business School.

         DONALD S. DEWSNAP has been Chairman of Norlico Corp., a supplier of engineered chemical dispense systems to industrial users, since 1977. Prior thereto he was involved in industrial research at Arthur D. Little Corp. and spent fourteen years with GTE Sylvania Lighting Division in various product marketing, management and sales engineering positions. Mr. Dewsnap holds a Bachelor of Arts degree from Merrimack College.

         FREDERICK B. HOWARD had been, until his initial retirement in June 1997, Vice President and General Manager of Electronic Control Systems, a division of Osram Sylvania Inc., since its formation in June 1996. From 1994 until 1996, he had been Vice President and General Manager of Osram Sylvania Glass Technologies. Other positions held during his 35 year tenure with GTE Sylvania include Vice President of marketing for the Sylvania Lighting Division
- U.S., Vice President of Lighting Special Products, and Vice President, Latin America, for International Lighting. Mr. Howard was appointed Executive Vice President of the Company in September 1998 and served in this capacity until his retirement in September 2000. Mr. Howard holds a B.A. degree in economics from Babson College.

         RICHARD E. INGRAM has been a director of Builder Marts of America, Inc., a national distributor of lumber and building materials, since November 1988, and he was its Chief Executive Officer until November 1993. He was a founding director of Carolina First Corporation, the holding company for Carolina First Bank, and Ingram Enterprises, Inc., a real estate development and investment banking company. He is also a director of Builders First Holdings, Inc., a construction mortgage company. He has served on the Policy Advisory Board of the Joint Center for Urban Studies at Harvard University. Mr. Ingram is a graduate of the American Institute of Banking and the University of North Carolina Executive Program.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held 4 meetings during the year ended December 31, 2000. The current standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Stock Option Committee, and the Special Option Committee. The Audit Committee met 2 times during the year ended December 31, 2000 and the Compensation Committee met once. All directors attended at least 75% of the meetings held during the year ended December 31, 2000.

         The members of the Audit Committee, Compensation Committee and the Stock Option Committee are Donald S. Dewsnap and Richard E. Ingram. The Audit Committee has general responsibility for accounting and audit activities of the Company and its subsidiaries. The Audit Committee annually reviews the qualifications of the independent certified public accountants, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and approves their non-audit services and related fees. The Audit Committee meets periodically with management and with the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all executive officers of the Company. The Stock Option Committee administers the Company's Incentive and Non-Statutory Stock Option Plan (the "Stock Option Plan") and recommends grants of the specific options under the Stock Option Plan. The Special 1997 Stock Option Plan (the "Special Option Plan"), is administered by a separate committee with the right to make grants of options under the Special Option Plan (the "Special Option Committee"). Currently, the Special Option Committee consists of Frank Ward only, with authority from the Board to grant options only with respect to the employees of SLI, B.V. and its subsidiaries.

                            COMPENSATION OF DIRECTORS

         The Company currently pays its non-employee and non-affiliated directors an annual fee of $10,000 for attendance at meetings of the Board of Directors or committees thereof. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No person serving on the Compensation Committee at any time during fiscal 2000 was a present or former officer or employee of the Company or any of its subsidiaries. During fiscal 2000, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Company's Compensation Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         Under rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company's President and Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the executive officers include a report of the Committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors (the "Committee") has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE ROLE

         Since its formation, the Committee has been responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Committee is also responsible for overseeing other forms of compensation and benefits to other senior officers. The Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

COMPENSATION PHILOSOPHY

         The compensation philosophy for executive officers conforms to the compensation philosophy of the Company generally for all employees. The Company's compensation is designed to:

         - provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

         - provide compensation which relates to performance of the individual and is based upon individual performance;

         - provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

         - provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program is comprised of base salary, cash bonuses based upon individual performance and long-term incentive compensation in the form of stock options under the Stock Option Plan, which options are recommended by the Stock Option Committee. In addition, the Company's executive officers receive various other benefits, including medical benefits, which are generally available to the employees of the Company.

BASE SALARY AND BONUS AWARDS

         The Committee reviews the salaries of the executive officers of the Company annually. The Committee made salary decisions about the executive officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies with similar businesses to that of the Company. Second, the Committee considered the performance of the individual executive officer with respect to the areas under his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

         The Company entered into a two year employment agreement with Mr. Ward effective January 5, 1998 which provided for a base compensation of $500,000 for each of the two years with a discretionary bonus of $500,000. On March 4, 1999, the Board, upon the recommendation of the Compensation Committee, increased Mr. Ward's base salary from $500,000 to $1,000,000, commencing April 5, 1999. Mr. Ward's contract expired on January 5, 2000. On April 3, 2000 by mutual agreement, Mr. Ward's salary was set at $750,000 per year. Mr. Ward also receives employee health benefits and automobile and expense allowances.

STOCK OPTION AWARDS

         The Company maintains the Stock Option Plan, which is designed to align executive officers' and shareholders' interests in the enhancement of shareholder value. Stock options are granted upon the recommendation of the Stock Option Committee with the approval of the disinterested members of the Board. Executive officers and others are eligible to receive options under the Stock Option Plan. The Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the

Company, including executive officers, as part of their overall compensation package, are eligible for participation in the Stock Option Plan, whereby they are granted options generally exercisable at no less than fair market value on the date of grant. Because no benefit is generally received unless the Company's stock price performs favorably, awards under the Stock Option Plan are intended to provide incentives for executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

         The stock option grants are principally based on overall consolidated results of the Company, achievement of Company objectives, individual performance, including managerial effectiveness, initiative and team work, and are in such amounts that reflect what the Stock Option Committee believes are necessary to attract, retain and motivate senior management and other key employees. The members of the Stock Option Committee and the Compensation Committee are the same, and stock option awards are considered in the package of the key employees. The Committee believes that stock option awards are rewards for past growth and the incentive for continued growth.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         The Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes a limit on tax deductions for annual compensation in excess of $1 million for certain executives of public companies. The Company believes that options granted under the Option Plans are exempt from the limitation, and other compensation expected to be paid during fiscal year 2001 is at or below this compensation limitation.

                           COMPENSATION COMMITTEE

                           Donald S. Dewsnap
                           Richard E. Ingram

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             AUDIT COMMITTEE REPORT

         Management is responsible for the Company's internal controls and the financial reporting process. Ernst & Young, the Company's independent auditor, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee reviewed and discussed the audited financial statements with both Company management and Ernst & Young. Specifically, the Audit Committee has discussed with Ernst & Young matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

         The Audit committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young the issue of its independence from the Company.

         Based on the Audit Committee's review of the audited financial statements and its discussions with both management and Ernst & Young noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         The Company paid Ernst & Young $526,000 in aggregate fees for professional services rendered for the audit of the Company's fiscal year 2000 annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q. In addition, the Company paid Ernst & Young $1.3 million for other services consisting primarily of fees for income tax service, statutory audits, business acquisition due diligence, internal audit services and benefit plan audits.


                               AUDIT COMMITTEE

                               Donald S. Dewsnap
                               Richard E. Ingram

                               COMPENSATION TABLE

         The following table set forth certain information relating to the compensation earned by the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company whose total cash compensation for the fiscal year indicated exceeded $100,000.

                                                                                                   Long Term
                                                                                                  Compensation
                                                                                                     Awards
                                                                                              ---------------------
                                                                                              Securities Underlying
                                                     Year         Salary          Bonus(a)           Options
                                                     ----         -------         --------    ---------------------

Frank M. Ward                                        2000        $823,938              --                 --
   President and Chief Executive                     1999         875,000              --            200,000
   Officer                                           1998         500,000              --                 --

Neil Davies                                          2000         229,000              --            161,000
   Chief Operating Officer and Chief                 1999              --              --                 --
   Financial Officer, SLI Europe and                 1998              --              --                 --
   Australasia(b)

Paul Flynn                                           2000         216,075              --             46,000
   President, SLI Miniature North                    1999              --              --                 --
   America                                           1998              --              --                 --

M. Barrington Hare                                   2000         209,220              --            115,000
   President, SLI Miniature, Europe(c)               1999         193,548              --                 --
                                                     1998          91,774              --            100,000

Andy Smith                                           2000         328,000              --             30,000
   Vice President - Fixtures, SLI                    1999         345,265              --                 --
   Europe(d)                                         1998         224,884          67,097            125,000

(a) Represents bonus earned during the indicated fiscal year. In some instances, all or a portion of the bonus was paid during the next year.
(b) Mr. Davies participates in a pension plan for a U.K. subsidiary, whereby, based on his current salary level until normal retirement age
         (65), he will be entitled to receive approximately $56,576 per year. In 2000, the Company's contribution to the plan on behalf of Mr. Davies was $22,000.
(c) Mr. Hare participates in a pension plan for a U.K. subsidiary, whereby, based on his current alary level until normal retirement age (65), he will be entitled to receive approximately $102,200 per year. In 2000, the Company's contribution to the plan on behalf of Mr. Hare was $23,800.
(d) Mr. Smith participates in a pension plan for a U.K. subsidiary, whereby, based on his current salary level until normal retirement age
         (65), he will be entitled to receive approximately $89,352 per year. In 2000, the Company's contribution to the plan on behalf of Mr. Smith was $37,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    Potential Realizable
                                                        Percent of                                    Value at Assumed
                                                          Total                                        Annual Rates of
                                           Number of     Options                                        Stock Price
                                           Securities   Granted to                                    Appreciation for
                                           Underlying   Employees                                      Option Term(b)
                                            Options        In       Exercise      Expiration      ------------------------
                                           Granted(a)  Fiscal Year  Price/sh         Date            5%             10%
                                           ----------  -----------  --------      ----------      --------      ----------

Neil Davies                                  125,000       9.2%     $  8.750      08/07/2010      $687,969      $1,743,438
  Chief Operating Officer and Chief           36,000       2.7%        6.875      10/04/2010       155,678         394,515
  Financial Officer, SLI - Europe and
  Australasia(b)
Paul Flynn                                    25,000       1.8%       12.000      01/13/2010       188,700        478,2000
   President, SLI Miniature,                  21,000       1.6%        6.875      10/04/2010        90,812         230,134
   North America
M. Barrington Hare                            50,000       3.7%       11.688      02/02/2010       367,572         931,494
   President, SLI Miniature, Europe           65,000       4.8%        6.875      10/04/2010       281,084         712,319
Andy Smith                                    30,000       2.2%        6.875      10/04/2010       129,731         328,763
   Vice President-Fixtures, SLI Europe

---------------
(a) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. All options granted terminate ten years from the date of grant.
(b) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing 62.9% and 159.4%, respectively over the term of the option.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                              Number of Securities           Value of Unexercised
                                                            Underlying Unexercised          In-the-Money Options at
                                                              Options at 12/31/00                 12/31/00(b)
                    Shares Acquired                      ------------------------------   ---------------------------
                      on Exercise     Value Realized(a)  Exercisable      Unexercisable   Exercisable   Unexercisable
                    ---------------   -----------------  -----------      -------------   -----------   -------------

Frank M. Ward                --                --            40,000           160,000          --            --

Neil Davies                  --                --            72,000           155,000          --            --

Paul Flynn                4,500          $ 35,003            42,000            32,000          --            --

M. Barrington Hare           --                --           130,000            85,000          --            --

Andy Smith                   --                --            80,000            50,000          --            --

---------------

(a) Value realized is based on the fair market value of the Common Stock as of the date of exercise, minus the exercise price, multiplied by the number of shares to which the exercise relates.
(b) Value is based on the closing price of the Common Stock as reported on the New York Stock Exchange as of the last business day prior to the end of fiscal 2000, $6.4375, minus the exercise price. The exercise price of all outstanding options at year end was less than the market value at December 31, 2000.

                              CERTAIN TRANSACTIONS

         For the first eight months of the year ended December 31, 2000, the Company leased on a month-to-month basis approximately 6,120 square feet of office space in Canton, Massachusetts from Frank M. Ward, the President, Chief Executive Officer and a director of the Company. Rent expense on this facility was $95,000 for fiscal 1998, $102,000 for fiscal 1999, and $40,000 for fiscal 2000. The facility was sold by Mr. Ward in September, 2000. Management believes the rent paid to Mr. Ward to be comparable to the rent that would have been paid to an unrelated party. The Company continues to lease the facility on a month-to-month basis.

         In September and December 2000, the principal shareholder and chief executive officer expressed an interest in purchasing certain assets from the Company. Funds in the amount of approximately $10 million were deposited with the Company in each of the months of September and December; however, the contemplated transactions were not concluded and the funds were returned without interest.

         Based solely on its review of the copies of forms received by it, or representations from certain reporting persons, the Company believes that the directors and officers of the Company filed timely Form 3 and 4 Reports with the Securities and Exchange Commission during the fiscal year ended December 31, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On the recommendation of the Audit Committee, the Certified Public Accounting firm of Ernst & Young LLP, the Company's independent accountants for the fiscal year ended December 31, 2000, has been selected as the Company's independent accountants for the fiscal year ending December 30, 2001. The Company does not expect that a representative of that accounting firm will be present at the Meeting.

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the Standard & Poors 500 Index and a Market Cap-Weighted Comparables Composite Index. This graph assumes that $100 was invested as of the close of markets on December 3, 1995, in the Company's Common Stock and in the indices, and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                                    [CHART]

                        12/03/95         12/01/96         11/30/97         01/03/99          01/02/00        12/31/00
SLI                     100.00           245.12           247.87           304.57            148.86          70.66
SLICOMPS                100.00           124.34           156.41           148.33            235.44          206.30
SP50                    100.00           123.57           155.81           209.80            259.99          239.10

(a) Market Cap-Weighted Comparables Composite Index includes the stock of nine companies selected for comparison purposes.

         The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of April 20, 2001, information with respect to the beneficial ownership of the Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares of Common Stock beneficially owned.

                                                                   Shares Beneficially Owned
                                                                   -------------------------
         Name and Address(a)                                         Number          Percent
--------------------------------------------------------------------------------------------
         Frank M. Ward                                           10,177,738(b)         29.1%
         Richard F. Parenti                                         138,000(c)            *
         Robert Mancini                                              91,000(d)            *
         Andy Smith                                                  86,396(e)            *
         Donald S. Dewsnap                                           33,825(f)            *
         Frederick B. Howard                                            100               *
         Richard E. Ingram                                           50,250(g)            *
         M. Barrington Hare                                         130,000(h)            *
         Neil Davies                                                 79,000(i)            *
         Paul Flynn                                                  42,150(j)            *
         All directors and executive officers (10 persons)       10,828,459            30.5%

---------------
*Less than 1%

         (a) The address of the Company's directors and officers is SLI, Inc., 500 Chapman Street, Canton, Massachusetts 02021.

         (b) Includes 268,784 shares owned by the Frank M. Ward Family Trust, of which Mrs. Ward is one of two Trustees and 40,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

         (c) Includes 129,600 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

         (d) Includes 91,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

         (e) Includes 80,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

         (f) Includes 3,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

         (g) Includes 37,800 shares owned by Richard E. Ingram as trustee of the Donna C. Ingram Trust and 9,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

         (h) Includes 130,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

         (i) Includes 72,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

         (j) Includes 42,000 shares subject to options exercisable within 60 days of the date of this Proxy Statement.

                                  OTHER MATTERS

         The management has no information that any other matters will be brought before the Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named in the Proxy to vote the shares to which the proxy relates on such matters in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         In order to be included in the proxy materials for the 2001 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than January 15, 2002.

                                     GENERAL

         THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY SHAREHOLDER FROM WHOM A PROXY IS SOLICITED PURSUANT TO THIS PROXY STATEMENT, UPON WRITTEN REQUEST FROM SUCH SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2000. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO INVESTOR RELATIONS AT SLI, INC., 500 CHAPMAN STREET, CANTON, MA 02021.

         The Company expects to hold its next shareholder meeting on or about June 5, 2002 and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.

                                             SLI, Inc.


                                             /s/ Richard F. Parenti

                                             Richard F. Parenti, Secretary
Date: May 4, 2001

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER

Organization

         This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

         The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

         The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

THE FOLLOWING SHALL BE THE PRINCIPAL RECURRING PROCESSES OF THE AUDIT COMMITTEE IN CARRYING OUT ITS OVERSIGHT RESPONSIBILITIES. THE PROCESSES ARE SET FORTH AS A GUIDE WITH THE UNDERSTANDING THAT THE COMMITTEE MAY SUPPLEMENT THEM AS APPROPRIATE.

      - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The Committee shall discuss with the auditors their independence from management and the company and the matters included in the written disclosures required by the

         Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

- The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Frank M. Ward or Richard F. Parenti, as Proxy for the undersigned, to vote all shares of Common Stock of the undersigned in SLI, Inc. with all the powers that the undersigned would have if personally present, at the Annual Meeting of Shareholders to be held at Four Points Sheraton Hotel, 1125 Boston-Providence Turnpike, Norwood, Massachusetts on June 5, 2001, at 11:00 AM local time and at any postponement or adjournment thereof.

     1. To elect six Directors to hold office until the next Annual Meeting of Shareholders.

          [ ]  FOR all nominees listed below     [ ] WITHHOLD AUTHORITY to vote
               (except as marked to the              for all nominees listed
               contrary below)                       below

               Frank M. Ward          Donald S. Dewsnap      Frederick B. Howard
               M. Barrington Hare     Andy Smith             Richard E. Ingram

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

--------------------------------------------------------------------------------

     2. In their discretion, the holders of this Proxy are authorized to vote upon such other business as may properly come before the Meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for the election of the nominees listed above.


                   (Continued, and to be signed on next page)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                              Signature
-----------------------------



                              Signature, if held jointly
-----------------------------

DATED:                , 2001
      ----------------


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.